Exhibit 1.1

U.S.$[   ]

QUÉBEC

[   ]% Global Notes Series [   ] due [   ]

TERMS AGREEMENT

December [•] , 2014

Québec
Ministère des Finances
Direction générale du financement des organismes
     publics et de la documentation financière
12 rue Saint-Louis
Québec, Québec
Canada G1R 5L3

Ladies and Gentlemen:

     On behalf of the several Underwriters named in Schedule I hereto and for their respective accounts, we offer to purchase on and subject to the terms and conditions of this Terms Agreement and the Québec Underwriting Agreement Standard Provisions (Debt Securities), dated [   ] (the “Underwriting Agreement Standard Provisions”), the following Designated Securities on the following terms. All of the provisions of the Underwriting Agreement Standard Provisions attached hereto are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Except as otherwise indicated, capitalized terms used herein have the meanings specified in the Underwriting Agreement Standard Provisions:

     Title of Securities: [   ]% Global Notes Series [   ] due [   ]

     Fiscal Agent: [   ]

     Fiscal Agency Agreement: Fiscal Agency Agreement, to be dated as of [   ], between you and [   ], as fiscal agent, registrar, principal paying agent and transfer agent

     Currency of Denomination: U.S. Dollars

     Aggregate Principal Amount: U.S.$[   ]

     Purchase Price: [   ]

     Expected Public Offering Price: [   ]

     Expected Selling Concession: [   ]

     Maturity: [   ]

     Interest Rate: [   ]

     Interest Payment Dates: [   ]

     Denominations: [   ]

     Redemption Provisions: [   ]

     Sinking Fund Provisions: [   ]

     Applicable Time: [   ]

     Pricing Disclosure Package: [   ]

     Selling Restrictions: The Designated Securities are offered for sale in places where it is legal to make such offers.

     European Union Public Offering Selling Restrictions Under the Prospectus Directive

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each Underwriter, on behalf of itself and each of its affiliates that participate in the initial distribution of the Designated Securities, severally represents and agrees that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of any Designated Securities which are the subject of the offering contemplated by the prospectus supplement relating to the Designated Securities (the “Prospectus Supplement”) and the accompanying Prospectus, to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural persons or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of [   ] for such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Designated Securities referred to in (a) to (c) above shall require the publication by Québec or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement to a prospectus pursuant to Article 16 of the Prospectus Directive in each case, in relation to such offer.

     For the purposes of this section, the expression an “offer of Designated Securities to the public” in relation to any of the Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measures in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

People’s Republic of China

     Each of the Underwriters, on behalf of itself and each of its affiliates that participate in the initial distribution of the Designated Securities, severally represents and agrees that the Designated Securities will not be offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, except as permitted by the securities laws of the People’s Republic of China.

United Kingdom

     Each of the Underwriters, on behalf of itself and each of its affiliates that participate in the initial distribution of the Designated Securities, severally represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue and sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to Québec; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

     Further, each of the Underwriters, on behalf of itself and each of its affiliates that participate in the initial distribution of the Designated Securities, severally represents and agrees that: (a) the Prospectus Supplement and the Prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”);(b) the Prospectus Supplement and the Prospectus are directed only at relevant persons and must not be provided to persons who are not relevant persons; and (c) any investment or investment activity to which the Prospectus Supplement and Prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.

Italy

     The offering of the Designated Securities has not been registered pursuant to Italian securities legislation and, accordingly, each Underwriter severally represents and agrees that no Designated Securities have been offered, sold or delivered, or will be offered, sold or delivered by it nor may copies of the Prospectus Supplement, the Prospectus, or any other document relating to the Designated Securities be distributed in Italy except:

(1)

to Qualified Investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended ("Regulation No. 11971”); or

(2)	in other circumstances which are exempted from rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

     Any offer, sale or delivery of the Designated Securities or distribution of copies of the Prospectus Supplement, the Prospectus or any other document relating to the Designated Securities in Italy under (1) or (2) above must be:

(a)

made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”);

(b)

in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in Italy; and

(c)	in compliance with any other applicable laws and regulations or requirements imposed by CONSOB or other Italian authorities.

     In accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (1) and (2) above, the subsequent distribution of the Designated Securities on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such Designated Securities being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.

France

     Each of the Underwriters on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, severally represents and agrees, that it has not offered or sold and will not offer or sell, directly or indirectly, Designated Securities to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the Prospectus Supplement, the Prospectus or any other offering material relating to the Designated Securities, and that such offers, sales and distributions have been and shall be made in France only to (i) providers of investment services relating to portfolio management for the account of third parties, and/or (ii) qualified investors (investisseurs qualifiés) other than individuals, all as defined in, and in accordance with, articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier.

Hong Kong

Each Underwriter represents and agrees that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Designated Securities other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Designated Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan

     The Designated Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended (the “FIEA”)). Each of the Underwriters, on behalf of itself and each of its affiliates that participate in the initial distribution of the Designated Securities, severally represents and agrees that it has not and will not offer or sell any Designated Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Law (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable laws, regulations and ministerial guidelines of Japan promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

Netherlands

Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, severally represents and agrees that any Designated Securities will only be offered in The Netherlands to Qualified Investors (as defined in the Prospectus Directive), unless such offer is made in accordance with the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Singapore

      The Prospectus Supplement and Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus Supplement, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

      Where the Designated Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (A) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (B) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Designated Securities pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; or (iv) as specified in Section 276(7) of the SFA.

     Underwriters: [   ]

     Representative: [   ]

     Stabilizing Manager: [   ]

     Notices:

          All communications to the following Underwriters hereunder shall be effective only on receipt, and shall be delivered or sent by letter, facsimile transmission or telephone (but in the case of communication by telephone, with subsequent confirmation by letter or facsimile transmission) as follows:

                              [   ]

     Closing Date: [   ]

          In addition to the provisions of “Selling Restrictions” above, each Underwriter, on behalf of itself and each of its affiliates that participate in the initial distribution of the Designated Securities, severally represents to and agrees with Québec that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Designated Securities, and has not distributed and will not distribute the Prospectus, the Prospectus Supplement or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that, to the best of its knowledge and belief, will result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on Québec except as contained in this Terms Agreement or in the Underwriting Agreement Standard Provisions. In addition, each Underwriter agrees with Québec to cause each member of the selling group to agree to comply with the restrictions on offers and sales of the Designated Securities set forth in this Terms Agreement.

          Without prejudice to the provisions of Section 1(b)(iii) of the Underwriting Agreement Standard Provisions, the provisions of “Selling Restrictions” above and the immediately preceding paragraph, and except for registration under the 1933 Act and compliance with the Rules and Regulations and the qualification of the Designated Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions within the United States as the Underwriters or Representative may designate pursuant to Section 3(e) of the Underwriting Agreement Standard Provisions, Québec shall not have any responsibility for, and each Underwriter agrees with Québec that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Designated Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Designated Securities.

          Other than (i) the Prospectus and any document incorporated by reference therein, (ii) any other document forming part of the Pricing Disclosure Package or (iii) as contemplated by Section 4(b) of the Underwriting Agreement Standard Provisions, no other material or communication that may be used in connection with the offering of the Designated Securities (the “Non-U.S. Offering Materials”) has been filed under the 1933 Act. Accordingly, each Underwriter, on behalf of itself and each of its affiliates that participate in the initial distribution of the Designated Securities, severally represents to and agrees with Québec that it has not delivered and will not deliver within the United States or its territories or possessions or to any U.S. person (as such term is defined in Regulation S under the 1933 Act) any Non-U.S. Offering Materials.

          The Prospectus has not been translated into French. Accordingly, each Underwriter, on behalf of itself and each of its affiliates that participate in the initial distribution of the Designated Securities, severally represents to and agrees with Québec that it has not distributed and will not distribute the Prospectus within Québec in violation of the laws of Québec.

          The Underwriters agree that no expenses are to be paid by Québec pursuant to the provisions of Section 6(b) of the Underwriting Agreement Standard Provisions.

          This Terms Agreement is made pursuant to Order in Council No. [   ] adopted by the Gouvernement du Québec on [   ], authorizing the issuance and sale of the Designated Securities on the terms set forth herein.

          This Terms Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among us in accordance with its terms.

          Very truly yours,

          [   ]
          As Representative of the several Underwriters

          By:    ______________________________
                    Name:
                    Title: Authorized Signatory

[Terms Agreement Signature Page 1]

          The foregoing Terms Agreement is hereby confirmed and accepted in The City of New York, as of the date first above written.

          QUÉBEC

          By:    ______________________________
                    Name:
                    Title:

[Terms Agreement Signature Page 2]

SCHEDULE I

PRINCIPAL AMOUNT OF
UNDERWRITERS	DESIGNATED SECURITIES

_______________________________________
Total .............................................................................................

SCHEDULE II

QUÉBEC
[   ]
[   ]% GLOBAL NOTE SERIES [   ] DUE [   ]

FINAL TERM SHEET

[ date ]

Issuer:	Québec
Format:	SEC Registered Global Offering
Title:	[ ]% Global Notes, Series [ ], due [ ]
Ranking:	Direct, unconditional debt
Size:	U.S.$[ ]
Trade Date:	[ ]
Settlement Date:	[ ]
Maturity Date:	[ ]
Interest Payment	[ ] and [ ] of each year
Dates:
First Payment Date:	[ ]. Interest will accrue from [ ]
Spread to	[ ]
Benchmark:
Spread to Mid-	[ ]
Swaps:
Benchmark	[ ]
Treasury:
UST Spot/Yield:	[ ]
Yield to Maturity:	[ ]
Coupon:	[ ]% payable semi-annually
Price:	[ ] plus accrued interest, if any, from [ ]
Day Count:	30/360
Minimum	US$5,000 x US$1,000
Denominations:
Joint Lead	[ ]
Managers:	[ ]
[ ]
[ ]
Senior Co-	[ ]
managers:
Co-managers	[ ]
Cusip/ISIN:	[ ]
Listing and	[ ]
Admission to
Trading:
Governing Law:	Québec and Canada
Prospectus and
Prospectus	Prospectus dated [ ], and Preliminary Prospectus Supplement dated
Supplement:	[ ]
Stabilization:	Reg M/FCA/ICMA
European Economic	If and to the extent that this announcement is communicated in, or the offer of the Notes to
Area Legends:

which it relates is made in, any European Economic Area Member State that has implemented Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU) (the “Prospectus Directive”) this announcement and the offer are only addressed to and directed at persons in that Relevant Member State who are qualified investors within the meaning of the Prospectus Directive (or who are persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Relevant Member State.

This announcement, the prospectus supplement and the prospectus have been prepared on the basis that any offer of Notes in any member state of the European Economic Area which has implemented the Prospective Directive (a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the Notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of the Notes that are the subject of the offering contemplated in this prospectus supplement must only do so in circumstances in which no obligation arises for Québec or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither Québec nor the underwriters have authorized, nor do they authorize, the making of any offer of the Notes in circumstances in which an obligation arises for Québec or the underwriters to publish a prospectus supplement or prospectus for such offer. None of this announcement nor the prospectus supplement nor the prospectus have been approved as a prospectus by a competent authority in any Relevant Member State and accordingly none is a prospectus for the purposes of the Prospectus Directive. This announcement does not constitute or form part of any offer or invitation to sell the Notes and is not soliciting any offer to buy the Notes in any jurisdiction where such offer or sale is not permitted.

United Kingdom Legend

This announcement is only for distribution to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue and sale of any Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this announcement or any of its contents.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [   ] toll free at [   ], [   ] toll free at [   ], or [   ] toll free at [   ].

Other: ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

QUÉBEC

UNDERWRITING AGREEMENT STANDARD PROVISIONS

(Debt Securities)

[   ]

     From time to time, Québec may enter into one or more terms agreements that provide for the sale of designated securities to the underwriter or underwriters named therein. The standard provisions set forth herein shall be incorporated by reference in any such terms agreement (each a “Terms Agreement”). The Terms Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” Unless otherwise defined herein, terms defined in the Terms Agreement are used herein as therein defined.

     Québec proposes to issue and sell from time to time certain of its debt securities (the “Securities”), registered under the registration statements referred to in Section 1(b)(i). The Securities will be issued subject to a fiscal agency agreement, as identified in the Terms Agreement referred to in Section 2 (the “Fiscal Agency Agreement”), between Québec and the fiscal agent identified in the Terms Agreement referred to in Section 2, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”) and any other paying and transfer agent identified in the Terms Agreement. The Securities will be issued in one or more series, which series may vary as to interest rates, maturities, currencies of denomination and payment, any redemption provisions, any sinking fund requirements and other terms, with all such terms for any particular series being determined at the time of sale. Particular series of Securities will be sold to one or more firms as Québec may designate, and who shall agree in writing to comply with the terms and conditions of this Agreement, for resale in accordance with the terms of offering determined at the time of sale. The Securities involved in any such offering are hereinafter referred to as “Designated Securities”. The firm or firms which agree to purchase any Designated Securities are hereinafter referred to as the “Underwriters” and the firm or firms acting as a representative or representatives of the Underwriters that are specified in the Terms Agreement referred to in Section 2 are hereinafter referred to as the “Representatives”. In the event that only one firm agrees to purchase any Designated Securities, references to “Underwriters” in this Agreement shall also be construed as references to “Representatives.”

     Québec may also issue and sell warrants to purchase Securities on such terms as shall be determined at the time of sale, in which case (i) all references herein to Securities shall be deemed to include or refer to such warrants, (ii) the Terms Agreement referred to in Section 2 relating to such warrants shall include an additional covenant of Québec to use its best efforts to maintain a registration statement in respect of Securities issuable upon exercise of warrants in effect during the entire period any warrants may be exercised, and (iii) the opinions and other documents delivered pursuant to Section 5 shall be appropriately modified to cover such warrants and related matters as the Underwriters, counsel to the Underwriters, the Representatives or counsel to the Representatives may reasonably request.

Section 1:      Representations and Warranties

(a)      Québec represents and warrants to, and agrees with, each Underwriter that:

          (i)      Prior to the date hereof, all necessary actions have been duly taken by or on behalf of Québec, and all necessary governmental approvals required by the laws of Québec have been obtained for the offering, issuance and sale of the Designated Securities as contemplated by this Agreement and for the performance of the obligations assumed under the Designated Securities, this Agreement and the Fiscal Agency Agreement;

          (ii)      The Designated Securities, when issued and delivered against payment therefor in accordance with the terms and provisions of this Agreement and the Fiscal Agency Agreement, will be validly issued; the Designated Securities, following their issue, and this Agreement and the Fiscal Agency Agreement, following their execution and delivery, will each constitute valid, binding, unsecured and unconditional obligations of Québec, for the payment and performance of which the full faith and credit of Québec has been pledged, enforceable against Québec in accordance with their respective terms, subject to the qualifications set forth in the legal opinion of Québec’s counsel;

          (iii)      The Designated Securities will rank equally among themselves and with the other debt securities issued by Québec and outstanding at the Closing Date or thereafter and all funds required to make payments in respect of the Designated Securities will be taken out of the Consolidated Revenue Fund of Québec; and

          (iv)      Québec is not in default under the provisions of any agreement or of any instrument evidencing or relating to any outstanding material indebtedness for borrowed money, direct or contingent, of Québec and the execution, delivery and performance by Québec of its obligations under this Agreement, the Fiscal Agency Agreement and the Designated Securities will not conflict with, or result in any breach of, any term, condition or provision of, or constitute a default under, any applicable law or any agreement or instrument to which Québec is a party or by which it is bound.

(b)      Québec represents and warrants to, and agrees with, each Underwriter that:

          (i)      A registration statement or registration statements relating to the Securities, including a form of prospectus which, as supplemented, shall be used in connection with sales of all the Securities, has or have been filed with the Securities and Exchange Commission (“SEC”) and has or have become effective.Such registration statement or registration statements (and all material incorporated by reference therein), as amended and supplemented at the time of any Terms Agreement referred to in Section 2, are hereinafter referred to collectively as the “Registration Statement”; the documents specified as such in the Terms Agreement, taken together and including all material incorporated by reference therein, are hereinafter referred to collectively as the “Pricing Disclosure Package”; and the prospectus included in the Registration Statement (or, in the event that two or more registration statements have been filed with respect to the Securities, the last of such registration statements to be filed), as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Securities Act of 1933, as amended (the “1933 Act”), the rules and regulations of the SEC under the 1933 Act (the “Rules and Regulations”), or as contemplated by Section 2 to reflect the terms of the Designated Securities and the terms of the offering thereof or otherwise, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”;

          (ii)      Each part of the Registration Statement, when such part became effective, conformed in all respects to the requirements of the 1933 Act, the 1934 Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; any preliminary prospectus or preliminary prospectus supplement relating to the Designated Securities, at the time of filing thereof, will conform in all material respects to the requirements of the 1933 Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Disclosure Package, as of the Applicable Time specified in the Terms Agreement, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each issuer free writing prospectus, as defined in Rule 433 under the 1933 Act (each, an “Issuer Free Writing Prospectus”) listed on Schedule II to the Terms Agreement will not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (and is not inaccurate or misleading) and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of each Terms Agreement referred to in Section 2, the Registration Statement and Prospectus will conform in all respects to the requirements of the 1933 Act, the 1934 Act and the Rules and Regulations and none of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in any of such documents based upon written information, if any, furnished to Québec by any Underwriter through the Representatives specifically for use therein;

          (iii)      No registration, filing or other action for the qualification of the Designated Securities for offer and sale by the Underwriters in Canada or any jurisdiction or territory therein is required under the laws of Canada or any province thereof;

          (iv)      There are no stamp, issue or other duties, taxes or levies payable by the Underwriters or the holders of Designated Securities within Québec or within Canada on or in connection with the issuance and sale of the Designated Securities or the execution or delivery of this Agreement or the Fiscal Agency Agreement;

          (v)      Save as disclosed in the Prospectus (including the documents incorporated by reference therein), Québec is not involved in any governmental, legal or arbitration proceedings which may have a significant effect on its financial condition, nor is Québec aware of any such proceedings pending or threatened; and

          (vi)      the making of an application to have the Designated Securities admitted to the official list of the Luxembourg Stock Exchange (the “Official List”) and to trading on the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF Market”) (together, “listed on the Euro MTF Market” and all references in this agreement to “listed”, “listing”, “list” or any other variation thereof shall mean the same) has been authorized by Québec.

Section 2:      Purchase and Offering

     The obligation of the Underwriters to purchase the Designated Securities will be evidenced by the Terms Agreement, at the time Québec determines to sell any Designated Securities. The Terms Agreement shall specify the firms which will be Underwriters, the principal amount of any Designated Securities to be purchased by each, the purchase price to be paid by the Underwriters, any compensation or commissions to be paid to the Underwriters, the public offering price of the Designated Securities, and the terms of any Designated Securities including, but not limited to, interest rate, maturity date, currency of denomination and payment, any redemption provisions and any sinking fund requirements. The Terms Agreement shall also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and Québec agree as the time for payment and delivery being hereinafter referred to as the “Closing Date”), the place of delivery and payment for any Designated Securities and any details of the terms of offering which should be reflected in the Prospectus. The obligations of each Underwriter to purchase any Designated Securities are joint, as such term is construed under Québec law, meaning that each such Underwriter is obligated to purchase only the principal amount of Designated Securities set forth opposite its name in the Terms Agreement. It is understood that the Underwriters propose to offer any Designated Securities for sale as set forth in such Prospectus. Any such Designated Securities will be in such denominations and registered in such names as the Underwriters request.

Section 3:      Covenants of Québec

     Québec covenants and agrees with each Underwriter that:

     (a)      Québec will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the SEC’s close of business on the second business day following the execution and delivery of the Terms Agreement. Québec will prepare a final term sheet, containing solely a description of the Designated Securities, in a form approved by the Representatives and file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule; and will file promptly all other material required to be filed by Québec with the SEC pursuant to Rule 433(d) under the 1933 Act. At any time when the Prospectus is required to be delivered under the 1933 Act, Québec will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect such amendment or supplementation, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, without the consent of the Representatives, which consent shall not be unreasonably withheld; Québec will also advise the Representatives promptly of the institution by the SEC of any stop order proceedings in respect of the Registration Statement or any part thereof and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (b)      If at any time when the Prospectus is required to be delivered under the 1933 Act, any event occurs as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, Québec promptly will prepare and file with the SEC an amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, which will correct such statement or omission or effect such compliance.

     (c)      As soon as practicable after publication thereof following the close of its fiscal year, Québec will make generally available to holders of Designated Securities a consolidated statement of its revenues and expenditures, such statement covering a period of at least twelve months beginning after the date of the Terms Agreement relating to such Designated Securities, which shall satisfy the provisions of Section 11(a) of the 1933 Act.

     (d)      Québec will furnish to the Representatives electronic recordings in .pdf or other form of the Registration Statement, each preliminary prospectus supplement, if any, the Prospectus, and all amendments and supplements to such documents (including documents incorporated by reference in the Prospectus), in each case as soon as available.

     (e)      Québec will furnish such information and execute such instruments as may be required to qualify the Designated Securities for sale and determine their eligibility for investment under the laws of such jurisdictions within the United States as the Representatives designate and will continue such qualifications in effect so long as required for their distribution, provided that Québec need not submit to any requirements that it reasonably deems unduly burdensome.

     (f)      So long as any of the Designated Securities are outstanding, Québec will post on the Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, through the SEC’s website (http://www.sec.gov) as soon as practicable after publication thereof, its annual consolidated statements of revenues and expenditures. Upon request from any of the Underwriters or the Representatives, Québec will furnish them with electronic recordings in .pdf or other form of such documents.

     (g)      If the Designated Securities are to be listed on the Euro MTF Market, (i) Québec will use all reasonable efforts to have the Designated Securities listed on the Euro MTF Market as soon as possible after the Closing Date, to furnish the Luxembourg Stock Exchange all documents, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing, and to cause such listing to be continued for so long as any of the Designated Securities remains outstanding; provided that if, in the opinion of Québec, the continuation of such listing shall become unduly onerous, then Québec may delist the Designated Securities from the Euro MTF Market, provided that Québec will use its best efforts to obtain the listing of the Designated Securities on another recognized listing authority, securities exchange and /or quotation system reasonably acceptable to the Representatives prior to the delisting of the Designated Securities from the Euro MTF Market; the provisions of this paragraph (g) will apply to any other listing authority, securities exchange and /or quotation system on which the Designated Securities may be listed mutatis mutandis.

     (h)      At any time prior to payment of the purchase price, as provided for in the Terms Agreement, being made to Québec on the Closing Date, Québec will notify the Representatives promptly of any material change affecting any of its representations, warranties, covenants or indemnities herein and will take such steps as may be reasonably requested by the Representatives to remedy and/or publicize the same.

     (i)      Québec will not, without the prior consent of the Representatives, offer or sell, between the execution of a Terms Agreement with respect to Designated Securities and the later of the related Closing Date or the date on which any price restrictions on the sale of the Designated Securities are terminated, (i) in any part of the world outside of Canada, any of its U.S. dollar denominated debt securities registered with the SEC having a maturity of one year or more or (ii) within Canada, any of its U.S. dollar denominated debt securities having a maturity of more than five years.

     (j)      Québec will authorize the Stabilizing Manager named in the Terms Agreement to make the announcement required by Articles 8(4), 9(1) and 9(3) of the Commission Regulation (EC) No. 2273/2003 of 22 December 2003 implementing Directive 2003/6/EC, provided that if Québec wishes to issue a public announcement in respect of the Designated Securities for other purposes, it shall consult with the Stabilizing Manager to determine if any such stabilization announcement can be incorporated therein and, in any case, it shall not issue anything which is inconsistent with the stabilization announcements made by the Stabilizing Manager.

     (k)      Other than the final term sheet prepared and filed pursuant to Section 3(a) hereof, without the prior consent of the Representatives, Québec has not sent and will not send any written communication relating to the Designated Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act (“Free Writing Prospectus”); and any such Free Writing Prospectus the use of which has been consented to by Québec and the Representatives (including the final term sheet prepared and filed pursuant to Section 3(a) hereof) will be listed on Schedule II to the Terms Agreement.

     (l)      Québec has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending required thereby or by applicable law.

     (m)      Québec agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Québec will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

Section 4:      Covenants of the Underwriters

     Each of the Underwriters separately agrees with Québec that:

     (a)      It will deliver to Québec an initial allotment distribution report and a secondary market distribution report within 30 days after the Closing Date.

     (b)      Without the prior consent of Québec and the Representatives, it has not sent and will not send any written communication relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC.

     (c)      The Underwriters (or persons acting on their behalf) may over-allot Designated Securities or effect transactions with a view to supporting the market price of the Designated Securities at a level higher than that which might otherwise prevail. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Designated Securities is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the date on which Québec received the proceeds of the issue, and 60 days after the date of the allotment of the Designated Securities. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Designated Securities shall be effected by them on their own behalf and not as agents of Québec, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that Québec has not been authorized to issue Designated Securities in excess of the aggregate principal amount set forth in the Terms Agreement. The Underwriters also acknowledge that Québec has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable rules, including those made pursuant to applicable legislation and Regulation M under the 1934 Act (if applicable). Québec authorizes the Underwriters to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.

Section 5:      Conditions to the Obligations of the Underwriters

     The obligations of each Underwriter to purchase and pay for Designated Securities shall be subject to the accuracy of the representations and warranties on the part of Québec in this Agreement, to the accuracy of the statements of authorized representatives of Québec made pursuant to the provisions hereof or thereof, to the performance by Québec of their obligations hereunder and thereunder and to the following additional conditions precedent:

     (a)      Prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Québec or any Underwriter, shall be contemplated by the SEC; and no proceedings or actions shall have been instituted by or, to the knowledge of Québec or any Underwriter, shall be contemplated by any Canadian regulatory authority having jurisdiction over the offering of the Designated Securities; and the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) not later than 5:00 P.M., New York City time, on the second business day following the date of the Terms Agreement; and the term sheet contemplated by Section 3(a) shall have been filed with the SEC pursuant to Rule 433(d) under the 1933 Act.

     (b)      Subsequent to the execution and delivery of the Terms Agreement and on or prior to the Closing Date, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the financial condition of Québec which, in the judgment of the Representatives on behalf of the Underwriters, materially impairs the investment quality of the Designated Securities.

     (c)      Subsequent to the execution and delivery of the Terms Agreement and on or prior to the Closing Date, there shall not have occurred (i) any downgrading in the rating of any debt securities of Québec by any nationally recognized statistical rating organization, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Québec (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension or limitation of trading of any securities of Québec on any exchange or in the over-the-counter market in Canada, the United States, the United Kingdom, Japan or elsewhere; or (iii) any banking moratorium declared by Canadian, United States or New York authorities.

     (d)      The Representatives shall have received from Miller Thomson LLP, counsel for Québec, such opinion or opinions, dated the Closing Date, with respect to the validity of any Designated Securities, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably request, and Québec shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely upon the opinion of Sullivan & Cromwell LLP as to matters of United States law and procedure and upon a certificate of Québec as to the debt securities of Québec outstanding on the Closing Date; and no opinion need be expressed by such counsel as to the financial statements or other financial data contained in the Registration Statement and Prospectus.

     (e)      The Representatives shall have received from Stikeman Elliott LLP, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of any Designated Securities, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably request, and Québec shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely upon the opinion of Sullivan & Cromwell LLP as to matters of United States law and procedure and upon a certificate of Québec as to the debt securities of Québec outstanding on the Closing Date; and no opinion need be expressed by such counsel as to the financial statements or other financial data contained in the Registration Statement and Prospectus.

     (f)      The Representatives shall have received from Sullivan & Cromwell LLP, United States counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of any Designated Securities, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably request, and Québec shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely upon the opinions of counsel named in paragraphs (d) and (e) of this Section 5 as to matters of Canadian and Québec law; and no opinion need be expressed by such counsel as to the financial statements or other financial data contained in the Registration Statement and Prospectus.

     (g)      The Representatives shall have received a certificate of the ministre des Finances (Minister of Finance), the sous-ministre des Finances (Deputy Minister of Finance), the sous-ministre associé des Finances (Associate Deputy Minister of Finance), or any other authorized official at the Ministère des Finances, dated the Closing Date, in which such official shall, to the best of his knowledge after reasonable investigation, state that the representations and warranties of Québec in this Agreement are true and correct, that Québec has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the SEC, and that, subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the financial condition of Québec except as set forth or contemplated in the Prospectus or as described in such certificate.

     (h)      Québec shall have furnished to the Representatives and their counsel accurate English translations of all Orders in Council and Ministerial Orders of the Gouvernement du Québec, relating to the authorization, issuance and sale of the Designated Securities, and of all documents and certificates delivered pursuant to the foregoing paragraphs of this Section 5, which pursuant to the laws of Québec were adopted, passed, enacted or drawn in the French language.

     (i)      The parties to the Fiscal Agency Agreement shall have, on or prior to the Closing Date, executed such agreement in the agreed form with such modifications as the Representatives, Québec and the Fiscal Agent, respectively, may approve.

     (j)      Québec shall have furnished to the Representatives or their counsel such further certificates and documents as the Representatives or their counsel may reasonably request.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory to the Representatives and to Stikeman Elliott LLP and Sullivan & Cromwell LLP, counsel to the Underwriters. Québec will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives request.

     In case any of the conditions specified above in this Section 5 shall not have been fulfilled on or before the Closing Date, the Representatives may (with the approval of Québec in the case of Section 5(i) above) waive compliance with any such conditions by delivering written notice thereof to Québec, or the Representatives may terminate this Agreement without liability on the part of the Underwriters or the Representatives or of Québec, except for the expenses to be paid or reimbursed by Québec pursuant to Section 6(c) hereof and except for any liability under Section 7 hereof.

Section 6:      Payment of Expenses

     (a)      Québec agrees (whether or not the transactions contemplated hereby are consummated) to pay all costs and expenses incidental to the performance of its obligations hereunder, under the Fiscal Agency Agreement and the Designated Securities including, without limitation, all costs and expenses in connection with the preparation, production and printing, authentication, issuance and delivery of the Designated Securities and any insurance costs associated with such delivery; if applicable, all fees and expenses in connection with the listing of the Designated Securities on the Euro MTF Market and the maintenance of such listing; all costs and expenses incurred in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus or preliminary prospectus supplement, any Issuer Free Writing Prospectus, and the Prospectus (including all amendments and supplements thereto and all documents incorporated by reference therein); any fee payable to rating agencies in connection with the rating of the Designated Securities; the fees and expenses of its own legal and other advisers; the filing fees, counsel fees and other expenses for qualifying any Designated Securities for sale and determining their eligibility for investment under the laws of such jurisdictions as the Representatives designate; the fees and expenses of the Fiscal Agent; and any value added or equivalent tax on the foregoing costs, fees and expenses.

     (b)      If the sale of the Designated Securities is consummated under the Terms Agreement, Québec agrees to pay to the Representatives on behalf of the Underwriters, upon presentation of an itemized statement of account, an amount to be agreed upon in such Terms Agreement to be applied in reimbursement of the out-of-pocket costs and expenses of the Representatives (including the fees and disbursements of its legal advisers, advertising agreed to by Québec and any value added or equivalent tax on such expenses and costs) in connection with the offering and sale of the Designated Securities.

     (c)      If the sale of the Designated Securities is not consummated hereunder for any reason other than default by the Underwriters in the performance of their obligations hereunder, Québec will reimburse the Underwriters upon demand and against production of itemized accounts for all reasonable out-of-pocket expenses (including the fees and disbursements of their legal advisers, advertising agreed to by Québec and any value added or equivalent tax on such expenses) that shall have been incurred by them in connection with their investigation, marketing and preparing to market the Designated Securities up to the amount set forth in Section 6(b), the liability for which was incurred by them on or prior to the date of termination of the applicable Terms Agreement or in connection with such termination, and Québec shall not have any further obligation towards the Underwriters except to the extent provided in Section 7 hereof. Québec shall not in any event be liable to the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

     (d)      Québec will pay and hold the Underwriters harmless against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and subscription of the Designated Securities in accordance with the terms of this Agreement which may be due in Canada or Québec.

Section 7:      Indemnification

     (a)      Québec will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act against any losses, claims, damages, liabilities or expenses of any nature whatsoever (whether joint, several or solidary), to which such Underwriter or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or preliminary prospectus supplement, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon the omission by Québec to obtain all necessary approvals and consents from and file all required materials with any regulatory authority in Canada having jurisdiction over the Designated Securities; and will reimburse, promptly upon demand, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, expense or action as such expenses are incurred; provided that Québec will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to Québec by, or through the Representatives on behalf of, any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which Québec may otherwise have.

     (b)      Each Underwriter will indemnify and hold harmless Québec against any losses, claims, damages, liabilities or expenses of any nature whatsoever (whether joint, several or solidary), to which Québec may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or preliminary prospectus supplement, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Québec by, or through the Representatives on behalf of, such Underwriter specifically for use therein; and will reimburse, promptly upon demand, any legal or other expenses reasonably incurred by Québec in connection with investigating or defending any such loss, claim, damage, liability, expense or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c)      Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties, in addition to any local counsel, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d)      If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Designated Securities (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Québec and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capital allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of any Designated Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters’ obligations to contribute are joint, meaning that each Underwriter is obligated to contribute only in proportion to the principal amount of Designated Securities specified to be purchased by such Underwriter under this Agreement.

Section 8:      Default by Underwriters

     (a)      If any Underwriter or Underwriters shall, for any reason other than a reason permitted hereunder, fail to take up and pay for any Designated Securities to be purchased by it or them upon tender of such Designated Securities on the Closing Date in accordance with the terms hereof, the remaining Underwriters shall be obligated separately, in proportion to their respective commitments under the Terms Agreement, to take up and pay for (in addition to the principal amount of Designated Securities to be delivered to them on the Closing Date), or to find another underwriter or underwriters to take up and pay for, the Designated Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase, provided that the aggregate principal amount of additional Designated Securities which such remaining Underwriters shall be obligated pursuant to this Section to take up and pay for or find another underwriter or underwriters to take up and pay for on the Closing Date shall not exceed 10% of the aggregate principal amount of the Designated Securities set forth opposite the names of such remaining Underwriters in the Terms Agreement, and such remaining Underwriters shall have the right but shall not be obligated either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another underwriter or underwriters to take up and pay for, any remaining Designated Securities which the defaulting Underwriter or Underwriters agreed but failed so to purchase. To the extent that the Designated Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of the Designated Securities set forth opposite the names of such remaining Underwriters in the Terms Agreement, then in the event that said remaining Underwriters shall not take up and pay for, or substitute another underwriter or underwriters to take up and pay for, all the Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase within 24 hours after such failure, (i) Québec shall have the right, during an additional period of 24 hours, to find another underwriter or underwriters for said Designated Securities who shall be satisfactory to the Underwriters or the Representatives or (ii) Québec and the Underwriters or the Representatives may agree, during such period, to proceed with the sale and delivery hereunder of less than all of the Designated Securities to be delivered on the Closing Date, in which latter event each of the remaining Underwriters shall be obligated to take up and pay for the amount of Designated Securities which it is obligated to purchase on the Closing Date under the foregoing provisions of this Section, including additional Designated Securities in a principal amount equal to 10% of the aggregate principal amount of Designated Securities set forth opposite the names of such remaining Underwriters in the Terms Agreement. If neither the remaining Underwriters nor Québec shall thus find another underwriter or underwriters for all of said Designated Securities, and if Québec and the Underwriters or the Representatives shall not thus agree to proceed with the sale and delivery hereunder of less than all of said Designated Securities, such Terms Agreement shall terminate without liability on the part of either Québec or the remaining Underwriters not in default, as aforesaid (except to the extent, if any, provided in this Section 8).

     (b)      If, in accordance with the foregoing provisions, a new underwriter or underwriters are substituted by the Underwriters or by Québec for the defaulting Underwriter or Underwriters on the Closing Date or Québec and the Underwriters or the Representatives shall agree to proceed with the sale and delivery hereunder of less than all of the Designated Securities to be delivered on the Closing Date, Québec, the Underwriters or the Representatives shall have the right to postpone the time of purchase of said Designated Securities for a period not exceeding five full business days from the Closing Date in order that necessary changes in the Registration Statement and Prospectus and other documents may be effected. The foregoing obligations and agreements set forth in this Section will not apply if Designated Securities are being purchased pursuant to a “firm bid” which is identified as such in the Terms Agreement.

Nothing herein shall obligate any Underwriter to purchase or find an underwriter or underwriters for any Designated Securities in excess of those agreed to be purchased by such Underwriter under the terms of this Section; nor shall anything herein operate to limit any rights which Québec may have against any Underwriter who shall for any reason other than a reason permitted hereunder fail to purchase the Designated Securities purchasable by it upon tender thereof in accordance with the terms of this Agreement. Any person substituted for an Underwriter under the provisions of this Section shall thereafter be deemed to be an Underwriter.

Section 9: Survival of Certain Representations and Obligations

     The respective indemnities, agreements, representations, warranties and other statements of Québec and its representatives and of each Underwriter set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or Québec or any controlling person, and will survive delivery of and payment for the Designated Securities. If any Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Designated Securities by the Underwriters is not consummated, Québec shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of Québec and the Underwriters pursuant to Section 7 shall remain in effect. If the sale of none of the Designated Securities provided for in a Terms Agreement is consummated because any condition to the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of Québec to perform any agreement herein or therein or comply with any provision hereof or thereof, Québec will reimburse the Underwriters upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by the Underwriters directly related to the proposed purchase and sale of the Designated Securities, the Underwriters agreeing to pay such fees and disbursements of counsel for the Underwriters in any other event.

Section 10: Termination

     Notwithstanding anything herein contained, an Underwriter party to a Terms Agreement may also terminate such Terms Agreement, immediately upon notice to Québec at any time before the time of the Closing Date when payment would otherwise be due under such Terms Agreement to Québec in respect of the Designated Securities if, in the opinion of such Underwriter, there shall have been such a change in national or international political, financial or economic conditions or currency exchange rates or exchange controls as would in their view be likely to prejudice materially the success of the offering and the distribution of the Designated Securities or dealings in the Designated Securities in the secondary market and, upon notice being given, the parties to such Terms Agreement shall (except for the liability of Québec in relation to expenses as provided in Section 6(c) hereof and except for any liability under Section 7 hereof) be released and discharged from their respective obligations under this Agreement.

     Notwithstanding anything herein contained, either an Underwriter party to a Terms Agreement, on the one hand, or Québec, on the other hand, may by notice to the other terminate such Terms Agreement at any time before the time of the Closing Date when payment for the Designated Securities would otherwise be due hereunder to Québec if in the opinion of the person or persons giving such notice the issue, sale or distribution of the Designated Securities is prohibited by or contrary to the provisions of any statute, order, rule or regulation promulgated by any legislative, executive or regulatory body or authority of Canada, the United States of America, Québec, or the State of New York. Upon notice being given, the parties to such Terms Agreement shall, except for liability of Québec pursuant to Section 6(c) hereof and except for any liability under Section 7 hereof, be released and discharged from their respective obligations under such Terms Agreement.

Section 11:      Notices

     All communications to Québec hereunder shall be effective only on receipt, and shall be delivered or sent by letter, facsimile transmission or telephone (but in the case of communication by telephone, with subsequent confirmation by letter or facsimile transmission) as follows:

Ministère des Finances
Direction générale du financement des organismes
     publics et de la documentation financière
12 rue Saint-Louis
Québec, Québec
Canada G1R 5L3
Tel.:      (418) 643-8141
Fax:      (418) 643-4700
Attention: La directrice générale

Section 12:      Successors

     This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

Section 13:      Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of Québec and the laws of Canada applicable therein.

     Nothing herein contained shall affect the right to serve process on Québec in any manner permitted by law. Québec hereby irrevocably consents to the fullest extent permitted by law to the giving of any relief including, without limitation, the making, enforcement or execution against any property of any order or judgment made or given in connection with any proceedings arising out of or in connection with this Agreement.

Section 14:      No Fiduciary Relationship

     Québec acknowledges and agrees that: (a) the purchase and sale of the Designated Securities pursuant to this Agreement is an arm’s-length commercial transaction between Québec, on the one hand, and the Underwriters, on the other hand; (b) in connection with the offerings contemplated hereby and the process leading to such transaction, the Underwriters are and have been acting as a principal and are not the agent (except to the extent expressly set forth herein or in the Terms Agreement) or fiduciary of Québec, or its respective creditors, employees or any other party; and (c) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and Québec has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 15:      Jurisdiction of Courts

     Québec hereby appoints the person from time to time who holds the position of Delegate General of Québec in New York, One Rockefeller Plaza, 26th floor, New York, New York 10020-2102, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action by any Underwriter, or by any person controlling such Underwriter, and based upon this Agreement which may be instituted in any State or Federal court in The City of New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of such action. Québec hereby irrevocably waives any immunity to service of process in respect of any such action to which the Authorized Agent might otherwise be entitled. Such appointment shall be irrevocable as long as any of the Securities remain outstanding, except that, if for any reason the Authorized Agent ceases to be able to act as agent or no longer has an address in The City of New York, Québec will appoint another person or persons in The City of New York, selected in its discretion, as Authorized Agent(s). Québec will take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent together with written notice of such service mailed or delivered to Québec at its address set forth in Section 11, shall be deemed in every respect effective service of process upon Québec. Notwithstanding the foregoing, any action by an Underwriter, or by any person controlling such Underwriter, and based upon this Agreement may be instituted in any competent court in Québec. Québec hereby waives, to the fullest extent permitted by applicable law, any immunity to jurisdiction to which it might otherwise be entitled in any action based on this Agreement which may be instituted as provided in this Section in any State or Federal court in The City of New York or in any competent court in Québec.

Section 16:      Currency

     All dollar figures set forth in this Agreement will be in United States dollars, unless otherwise indicated.

Section 17:      Counterparts

     This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.